Exhibit 99.1
Health Catalyst Strengthens Its Board with the Appointment of Tami Reller
Reller Joins Health Catalyst as it Enters Its Next Phase of Growth

SALT LAKE CITY, Utah - September 14, 2026 - Health Catalyst, Inc. (“Health Catalyst”, Nasdaq: HCAT), a healthcare intelligence company designed to accelerate measurable improvement for health systems, today announced that Tami Reller has been appointed to its board of directors (Board), effective October 1, 2026. Reller will serve as audit chair and as a member of its compensation committee, also effective October 1, 2026.

Reller’s appointment follows the naming of Simeon Kohl as Chief Executive Officer and President, effective September 14, 2026. Under Kohl’s leadership, Health Catalyst will continue advancing its highest-conviction technologies, positioning Health Catalyst as an AI-forward healthcare intelligence company built on 18 years of results and $2.8 billion in validated outcomes. Its technology, paired with leading healthcare expertise, helps solve health systems’ hardest problems across cost, clinical, and consumer performance.

"How we build this board reflects where we believe Health Catalyst is headed," said Justin Spencer, Chairman of the Board of Health Catalyst. "Reller has guided public companies through periods of growth, has deep financial expertise, and has spent years operating where healthcare and technology meet, including on the healthcare delivery side. As the company continues to execute a focused strategy and invest in what's ahead, we're energized about this next chapter. Reller brings exactly the experience we need now."

Reller previously served in various leadership roles at Duly Health and Care, leading one of the largest independent physician groups in the U.S., including President from 2021 to 2022, CEO from 2022 to 2023 and executive chair from 2023 to 2024. Reller has spent decades at the intersection of healthcare and technology, with leadership experience in finance, growth, operations, marketing and consumer experience. She previously worked as a senior executive at Microsoft and held multiple leadership roles at various subsidiaries of UnitedHealth Group, including executive vice president and chief marketing and experience officer of UnitedHealthcare and chief growth officer, chief financial officer, and chief marketing officer of Optum.

Reller also brings extensive public-company board experience, having served as a member of the board of directors of SPS Commerce, Inc. (Nasdaq: SPSC) since 2016, including as a member of the audit committee, governance and nominating committee and five years as board chair, and between 2014 and 2022 served as a member of the board of directors of Avalara Inc. until its acquisition (formerly Nasdaq: AVLR), including service as a member of Avalara’s audit committee and compensation committee. She has also served on non-profit boards, including the Seattle Children’s Hospital Foundation, where she also served as Treasurer, and Fairview Health Services, a Minnesota-based nonprofit health system.

"I've spent my career on both sides of the technology and healthcare equation, including time on the healthcare delivery side, and I know what it takes to make technology truly deliver for a health system," said Reller. "Health Catalyst has the data, the proven results, and the focus — and from where I've sat on the health system side, I believe this is the moment for that experience to have great impact. That's why I wanted to join, and I'm eager to help the company deliver that impact."

About Health Catalyst

Health Catalyst, Inc. (Nasdaq: HCAT) is a healthcare intelligence company designed to accelerate measurable improvement for health systems across cost, clinical, and consumer performance. Backed by deep domain expertise, proprietary AI-driven technology, and $2.8 billion in documented outcomes, Health Catalyst helps health systems move from data to confident, measurable action.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the impact of Reller’s appointment as a member of the Board, and future performance and opportunities of Health Catalyst. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.

Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market or industry conditions, regulatory environment, and receptivity to our technology and services; (iii) results of litigation or a security incident; (iv) the loss of one or more key clients or partners, clients reducing or eliminating their spend with us, client churn or down-selling in connection with the migration to Ignite or otherwise; (v) fluctuations in our project-based, non-recurring revenue; (vi) macroeconomic challenges (including high inflationary and/or high interest rate environments, tariffs, or market volatility and measures taken in response thereto), natural disasters or any new public health crises, and regional or global conflicts (including in the Middle East); (vii) the divestiture of Vitalware may not achieve some or all of the expected benefits and may adversely affect our business; and (viii) changes to our abilities to recruit and retain qualified team members. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our reports filed with the Securities Exchange Commission (SEC), including, but not limited to the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2026, filed with the SEC on August 6, 2026, and the Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 12, 2026 and amended on April 30, 2026. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Health Catalyst Investor Relations Contact
Stephanie St. Clair
Finance and Investor Relations, SVP
+1 (855)-309-6800
ir@healthcatalyst.com

Health Catalyst Media Contact
Kay Blazar
VP, PR
SVM PR & Marketing
Healthcatalyst@SVMPR.com